UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 24, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131, Las Vegas, NV	89103
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (702) 318-7548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2020, the Board of Directors agreed to appoint Mr. Aaron Richard Johnston as Director of the Company subject to his acceptance. On August 23, the Company received Mr. Johnston’s acceptance letter. The effective date of appointment was August 23, 2020.

Mr. Aaron Richard Johnston

Aaron has close to 20 years’ experience in the online gambling sector in senior executive level positions across both B2B and B2C businesses. Highly results driven, Aaron has a proven track record of managing teams and driving profitability across LSE listed blue-chip businesses such as William Hill PLC and Playtech PLC, founding start-ups that have grown to profitable businesses of scale and advising entities in the sector.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

DATE: August 24, 2020	By:	/s/ Anthony Goodman
	Name:	Anthony Goodman
	Title:	Chief Executive Officer

3